UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2021

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Purchase and Sale Agreement
On May 20, 2021, Oasis Petroleum Permian LLC (“OPP”), a wholly owned subsidiary of Oasis Petroleum Inc. (the “Company”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Percussion Petroleum Operating II, LLC (“Percussion”), pursuant to which OPP agreed to sell to Percussion its remaining upstream assets in the Texas region of the Permian Basin (the “Primary Divested Assets”) for aggregate consideration of up to $450.0 million, consisting of $375.0 million cash at closing (offset by a $31.9 million deposit made by Percussion at signing) and up to three earn-out payments of $25.0 million per year for each of 2023, 2024 and 2025 if the average daily settlement price of NYMEX WTI crude oil exceeds $60 per barrel for such year (the “Primary Permian Basin Sale”). The Primary Divested Assets consist of approximately 24,000 net acres, which contained net proved reserves of approximately 30.3 million barrels of oil equivalent (“Boe”) at December 31, 2020 and produced approximately 7,186 Boe per day during the first quarter of 2021 on a two-stream basis of crude oil and natural gas. The closing of the Primary Permian Basin Sale is expected to occur on or around June 29, 2021, subject to customary closing conditions.
In addition to the sale of the Primary Divested Assets, the Company previously sold certain other assets in the Texas region of the Permian Basin (such assets, together with the Primary Divested Assets, the “Divested Assets”) for aggregate consideration of $31.0 million to separate buyers in two additional transactions which closed this month (the “Additional Permian Sale,” and, together with the Primary Permian Basin Sale, collectively, the “Permian Basin Sale”). The proceeds from the Permian Basin Sale will be used to fund a portion of the purchase price in connection with the recently announced acquisition of approximately 95,000 net acres in the Williston Basin from QEP Energy Company, a subsidiary of Diamondback Energy, Inc., and for general corporate purposes. However, the Primary Permian Basin Sale is not conditioned upon the completion of the Williston Basin Acquisition.
In accordance with the terms of the Purchase and Sale Agreement, immediately after execution thereof, the Company entered into new hedge contracts on Percussion’s behalf that Percussion will be obligated to assume upon closing of the transaction. The Company entered into swaps, collars, and three-way collars for crude oil with a weighted average floor price of $56.02 per Bbl and weighted average ceiling price of $61.71 per Bbl. The commodity contracts included total notional amounts of 1,085,600 Bbls, 2,475,800 Bbls and 2,427,900 Bbls which settle across the second half of 2021, calendar year 2022, and calendar year 2023, respectively, based on NYMEX WTI. These derivative instruments do not qualify for or were not designated as hedging instruments for accounting purposes.
The foregoing description of the Purchase and Sale Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Fourth Amendment to Credit Agreement
As previously disclosed, the Company is party to that certain Credit Agreement dated as of November 19, 2020, by and among the Company, Oasis Petroleum LLC, a Delaware limited liability company, Oasis Petroleum North America LLC, a Delaware limited liability company, Wells Fargo Bank, N.A., as administrative agent, and the other parties party thereto (the “Credit Agreement”). On May 21, 2021, the Company entered into the Fourth Amendment to Credit Agreement with the other parties thereto (the “Fourth Amendment”) to, among other things, provide that (i) no borrowing base reduction shall occur in connection with any issuance of senior notes in an aggregate principal amount not in excess of $550.0 million issued after the effective date of the Fourth Amendment and prior to the effectiveness of the scheduled redetermination to occur on or about October 1, 2021 (the “October 1 Redetermination”), (ii) the borrowing base reduction to result upon the consummation of the Primary Permian Basin Sale shall be $100.0 million if the Primary Permian Basin Sale is consummated on or before the October 1 Redetermination and (iii)subject to satisfaction of certain conditions, the borrowing base shall be automatically increased by $250.0 million if the Williston Basin Acquisition is consummated on or before the October 1 Redetermination.

The foregoing description of the Fourth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On May 20, 2021, the Company issued a press release announcing the execution of the Purchase and Sale Agreement and an update to its 2021 earnings to reflect the sale of the Divested Assets. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated May 20, 2021, between Oasis Petroleum Permian LLC and Percussion Petroleum Operating II, LLC..

10.1
Fourth Amendment to Credit Agreement, dated May 21, 2021, by and among Oasis Petroleum Inc., as parent, Oasis Petroleum LLC, a Delaware limited liability company, Oasis Petroleum North America LLC, a Delaware limited liability company, as borrower, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, issuing bank and swingline lender, and the lenders party thereto.

99.1	Press Release dated May 20, 2021.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
*    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: May 21, 2021	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary